Exhibit 99.1

ADAPTEC REPORTS PRELIMINARY FIRST QUARTER RESULTS IN LINE WITH
PROJECTIONS; REVENUE LOWER THAN EXPECTED

MILPITAS, Calif. - July 2, 2003 - Adaptec, Inc. (Nasdaq: ADPT), a global leader in storage solutions, today announced it expects first-quarter bottom-line results in the middle of the range projected in the company’s conference call April 28.  The company expects to report revenue for the first quarter of approximately $107 million, below the projected range of $115-$120 million.  Adaptec will also report a one-time $49.3 million gain from the May 2003 settlement with the former president of Distributed Processing Technology Corp. (DPT), a company Adaptec acquired in 1999.

“Our expectation for a strong business upturn in June failed to materialize as continuing economic uncertainty created unusually difficult selling conditions worldwide,” said Robert N. Stephens, Adaptec chief executive officer.  “At the same time, we continue to closely manage operations and spending and we expect results will be in line with our projections.”

Adaptec will provide additional information regarding the company’s financial and operating results as well as second quarter guidance during its regularly scheduled quarterly conference call, July 28 at 1:45 p.m. PST.  To participate go to www.adaptec.com

About Adaptec

Adaptec Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding our anticipated financial and operating results for the first quarter of fiscal 2004.  Actual events could differ materially from those anticipated in these forward-looking statements. For a complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Form 10-K for the year ended March 31, 2003, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update the forward-looking information contained in this press release or the Risk Factors included in our Form 10-K for the year ended March 31, 2003.

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Media and Investor Contact
Andrew McCarthy
Adaptec, Inc.
408-957-6085
andrew_mccarthy@adaptec.com